Exhibit 21.1

Entity Name	Domestic Jurisdiction
SPX Flow Technology Argentina S.A.	Argentina
SPX Flow Technology Australia Pty Ltd.	Australia
SPX Process Equipment Pty Ltd.	Australia
Torque Tension Systems (Asia Pacfic) Pty Limited	Australia
APV Benelux NV	Belgium
SPX Flow Technology Belgium NV	Belgium
SPX Flow Technology do Brasil Indústria e Comércio Ltda.	Brazil
SPX Serviços Industriais Ltda.	Brazil
Clyde Union Canada Limited	Canada
SPX Canada Co.	Canada
SPX Flow Technology Canada Inc.	Canada
United Dominion Industries Corporation	Canada
Ballantyne Company	Cayman Islands
Ballantyne Holding Company	Cayman Islands
Medinah Holding Company	Cayman Islands
Shinnecock Holding Company	Cayman Islands
Valhalla Holding Company	Cayman Islands
SPX Chile Limitada	Chile
Anhydro China Co., Ltd.	China
APV (China) Co., Ltd.	China
Clyde Union Pumps Technology (Beijing) Co. Limited	China
General Signal (China) Co., Ltd.	China
Hangzhou Kayex Zheda Electromechanical Co., Ltd.	China
Launch Tech Company Limited	China
Marley Engineered Products (Shanghai) Co. Ltd.	China
SPX (China) Industrial Manufacturing Center Co., Ltd.	China
SPX (Shanghai) Flow Technology Co., Ltd.	China
SPX Corporation (China) Co., Ltd.	China
SPX Corporation (Shanghai) Co., Ltd.	China
SPX Industrial Equipment Manufacturing (Suzhou) Co., Ltd.	China
SPX Flow Technology s.r.o.	Czech Republic
Anhydro North America, Inc.	Delaware
Clyde Pumps, Inc.	Delaware
Clyde Union (US) Inc.	Delaware
Corporate Place LLC	Delaware
Delaney Holdings Co.	Delaware
Johnson Pumps of America, Inc.	Delaware
S & N International, L.L.C.	Delaware
SPX Flow Holdings, Inc. (formerly Kayex China Holdings, Inc.)	Delaware
SPX Flow Receivables LLC	Delaware
SPX Flow Technology Systems, Inc.	Delaware
SPX Flow Technology USA, Inc.	Delaware
SPX Flow US, LLC	Delaware

SPX FLOW, Inc.	Delaware
SPX International Management LLC	Delaware
SPX Latin America Corporation	Delaware
SPX Denmark Holdings ApS	Denmark
SPX Flow Technology Copenhagen A/S	Denmark
SPX Flow Technology Danmark A/S	Denmark
SPX Flow Technology Finland Oy	Finland
Clyde Union (France) S.A.S.	France
Clyde Union S.A.S.	France
SPX Flow Technology SAS	France
SPX France Holdings SAS	France
Medinah Holding GmbH	Germany
SPX FLOW Germany Holding GmbH	Germany
SPX Flow Technology Hanse GmbH	Germany
SPX Flow Technology Moers GmbH	Germany
SPX Flow Technology Norderstedt GmbH	Germany
SPX Flow Technology Rosista GmbH	Germany
SPX Flow Technology Unna GmbH	Germany
SPX Flow Technology Warendorf GmbH	Germany
SPX International GmbH (formerly SPX International e.G.)	Germany
SPX International Holding GmbH	Germany
SPX U.L.M. GmbH	Germany
Anhydro (Hong Kong) Limited	Hong Kong
SPX Flow Technology Hong Kong Limited	Hong Kong
SPX Flow Technology Hungary Kft. (SPX Flow Technology Hungary Mérnöki és Képviseleti Kft.)	Hungary
Clyde Pumps India Pvt Limited	India
Rathi Lightnin Mixers Limited	India
SPX Flow Technology (India) Private Limited	India
SPX India Private Limited	India
PT Barata David Brown Gear Industries	Indonesia
PT. Clyde Union Pumps Indonesia	Indonesia
SPX Flow Technology Dublin Limited	Ireland
SPX Flow Technology Kerry Limited	Ireland
SPX Flow Technology Italia S.p.A.	Italy
SPX Flow Technology Santorso S.r.l.	Italy
SPX Flow Technology Japan, Inc.	Japan
SPX Korea Co., Ltd.	Korea
Clyde Union (Holdings) S.á.r.l.	Luxembourg
Clyde Union S.á.r.l.	Luxembourg
Merion Finance S.á.r.l.	Luxembourg
Oakmont Finance S.á.r.l.	Luxembourg
SPX Clyde Luxembourg S.á.r.l.	Luxembourg
SPX Luxembourg Acquisition Company S.á.r.l.	Luxembourg
SPX Luxembourg Holding Company S.á.r.l.	Luxembourg
APV Hills and Mills (Malaysia) Sdn Bhd	Malaysia

Ballantyne Holding Mauritius Limited	Mauritius
SPX Flow Technology Mexico, S. A. de C.V.	Mexico
Clyde Union Inc.	Michigan
APV Benelux B.V.	Netherlands
General Signal Ireland B.V.	Netherlands
SPX Flow Technology Assen B.V.	Netherlands
SPX Flow Technology Etten-Leur B.V.	Netherlands
SPX Netherlands B.V.	Netherlands
SPX Flow Technology New Zealand Limited	New Zealand
SPX Flow Technology Norway AS	Norway
Invensys Philippines, Inc.	Philippines
SPX Flow Technology Poland sp. z.o.o.	Poland
SPX Russia Limited	Russia
APV Middle East Limited	Saudi Arabia
Clyde Union (Holdings) Limited	Scotland
Clyde Union (Indonesia) (Holdings) Limited	Scotland
Clyde Union China Holdings Limited	Scotland
Clyde Union Limited	Scotland
Drysdale & Company Limited	Scotland
Girdlestone Pumps Limited	Scotland
Mather & Platt Machinery Limited	Scotland
Newlands Junior College Limited	Scotland
The Harland Engineering Co. Limited	Scotland
Turnberry Rubicon Limited	Scotland
Turnberry Rubicon Limited Partnership	Scotland
Clyde Union South East Asia Pte. Ltd.	Singapore
SPX Flow Technology Singapore Pte. Ltd.	Singapore
SPX Singapore Pte. Ltd.	Singapore
S&N Pump (Africa) Ltda.	Angola
SPX Flow Technology (Pty) Limited	South Africa
SPX Flow Technology Korea Co., Ltd.	South Korea
SPX Flow Technology Ibérica S.A.	Spain
Fastighets AB Klädeshandlaren	Sweden
SPX Flow Technology Sverige AB	Sweden
SPX Flow Technology Sweden AB	Sweden
S & N Pump Company	Texas
S & N Pump Middle East, LLC	Texas
SPX Flow Technology (Thailand) Limited	Thailand
Clyde Union Middle East LLC	United Arab Emirates
Clyde Union Pumps Middle East FZE	United Arab Emirates
SPX Middle East FZE	United Arab Emirates
APV Overseas Holdings Limited	United Kingdom
Carnoustie Finance Limited	United Kingdom
Clyde Pumps Limited	United Kingdom
Clyde Union DB Limited	United Kingdom
Johnston Ballantyne Holdings Limited	United Kingdom

Muirfield Finance Company Limited	United Kingdom
S&N Pump and Rewind Limited	United Kingdom
South Eastern Europe Services Limited	United Kingdom
SPX Clyde UK Limited	United Kingdom
SPX Europe Shared Services Limited	United Kingdom
SPX Flow Technology Crawley Limited	United Kingdom
SPX Flow Technology Limited	United Kingdom
SPX Flow Technology London Limited	United Kingdom
SPX International Limited	United Kingdom
SPX UK Holding Limited	United Kingdom
Torque Tension Systems Limited	United Kingdom
UD-RD Holding Company Limited	United Kingdom
Union Pump Limited	United Kingdom